UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 14, 2022

OWL ROCK CORE INCOME CORP.

(Exact name of Registrant as Specified in Its Charter)

Maryland	814-01369	85-1187564
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

399 Park Avenue New York, NY		10022
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (212) 419-3000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934. Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 – Entry into a Material Definitive Agreement

On October 14, 2022 (the “Closing Date”), ORCIC JV WH II LLC, a Delaware limited liability company (the “Borrower”) entered into an up to $500 million revolving loan facility (the “Revolving Loan Agreement”) among the lenders party thereto (the “Lenders”), and Royal Bank of Canada, as a Lender and as administrative agent (in such capacity, the “Administrative Agent”). The Borrower is a wholly owned subsidiary of ORCIC BC 9 LLC, a Delaware limited liability company (the “Collateral Manager”) and the Collateral Manager is a wholly owned subsidiary of Owl Rock Core Income Corp., a Maryland corporation (the “Company”). The proceeds of the funded loans under the Revolving Loan Agreement are to be used for, subject to certain restrictions, acquiring and funding collateral assets, payment of government fees and administrative expenses, the funding of certain accounts and making distributions, contributions and investments.

The maximum principal amount of the revolving loans under the Revolving Loan Agreement is $500 million, which can be drawn and redrawn subject to certain conditions, including the borrowing base, which is determined on the basis of the value of the assets from time to time, and an advance rate, for a period of up to three years (less two Business Days) after the Closing Date (the “Aggregation Period”) unless the commitments are terminated sooner, as provided in the Revolving Loan Agreement. The loans under the Revolving Loan Agreement will mature on the first payment date to occur following the 10th anniversary of the Closing Date (which is in October, 2032) (the “Stated Maturity Date”) and may be accelerated upon the occurrence of an event of default.

All loans under the Revolving Loan Agreement may be prepaid and reborrowed without penalty or premium at any time, subject to certain restrictions. A facility termination fee is due in connection with any reduction or termination (other than as expressly permitted under the Revolving Loan Agreement) of any portion of the commitments under the Revolving Loan Agreement, and is calculated as follows: (i) prior to the date that occurs 12 months after the Closing Date, 0.70% multiplied by the average balance of the outstanding funded loans and (ii) following such date but prior to the end of the Aggregation Period, the product of 0.50% multiplied by the average balance of the outstanding funded loans. The outstanding principal balance, interest and all other amounts outstanding for all loans are due and payable on the Stated Maturity Date.

The interest rate on outstanding loans under the Revolving Loan Agreement is, Term SOFR (which is the forward-looking term rate for one month based on the secured overnight financing rate published by the Term SOFR Administrator, provided that no Benchmark Availability Event has occurred (in which case the successor rate provisions set out in the Revolving Loan Agreement shall apply)) plus the Applicable Margin subject to an interest rate floor set forth in the Revolving Loan Agreement. The “Applicable Margin” is 1.55%. Liabilities under the Revolving Loan Agreement are limited recourse to the Borrower. A structuring fee equal to U.S.$1,000,000 is payable by the Borrower to the Administrative Agent on the first payment date following the Closing Date.

The Revolving Loan Agreement contains customary affirmative and negative covenants, including covenants limiting the ability of the Borrower to, among other things, grant liens, incur incremental indebtedness, effect certain mergers, make investments, dispose of assets, pay dividends or distributions on capital stock and enter into transactions with affiliates, in each case subject to customary exceptions.

The Revolving Loan Agreement contains customary events of default (with customary grace periods, as applicable), including payment defaults, breaches of covenants, defaults under the related loan documentation, material misstatements, insolvency events, judgement defaults, the invalidity of the Revolving Loan Agreement or the related loan documents and certain events related to plans subject to the Employee Retirement Income Security Act of 1974, as amended.

The obligations of the Borrower under the Revolving Loan Agreement are secured by a perfected first priority security interest in all of the assets of the Borrower and on any payments received by the Borrower in respect of such assets. Assets pledged to the Lenders will not be available to pay the Company’s obligations.

In connection with the Revolving Loan Agreement, the Borrower entered into (a) a securities account control agreement dated as of the Closing Date among the Borrower, U.S. Bank Trust Company, National Association as Collateral Custodian and Secured Party on behalf of the other Secured Parties to the Revolving Loan Agreement and U.S. Bank National Association as Securities Intermediary, pursuant to which the Borrower pledged the Borrower’s Secured Accounts (as defined thereunder) as collateral to the Securities Intermediary for the benefit of the Secured Parties, (b) a collateral administration agreement among the Borrower and the U.S. Bank, National Association, in its capacity as Collateral Administrator, pursuant to which the Collateral Administrator provides collateral administration services to the Borrower with respect to the collateral assets, (c) a master sale and participation agreement among the Borrower and the Company, pursuant to which the Borrower intends to purchase from the Company participation interests in certain collateral assets (in anticipation of elevating such interests into assignments after the closing date) that, upon such purchase, will become collateral under the Revolving Loan Agreement and will be subject to the first priority lien granted by the Borrower pursuant to the Revolving Loan Agreement and (d) an equity purchase agreement by and among the Borrower and the Collateral Manager, pursuant to which the Borrower shall issue, and the Collateral Manager shall purchase, certain Preference Shares (as defined thereunder), such purchases to constitute capital contributions to be used, among others, in connection with the acquisition by the Borrower of collateral assets.

The description above is only a summary of the material provisions of the Revolving Loan Agreement and the related documents and is qualified in its entirety by reference to the copies of the Revolving Loan Agreement and the related documents which are filed as Exhibits 10.1, 10.2, 10.3, 10.4 and 10.5 to this current report on Form 8-K and are incorporated herein by reference thereto.

Item 2.03 – Creation of a Direct Financial Obligation

The information set forth under Item 1.01 above is incorporated by reference into this Item 2.03.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description

10.1	Revolving Loan Agreement, dated as of October 14, 2022, by and among ORCIC BC 9 LLC, as Collateral Manager, ORCIC JV WH II LLC, as Borrower, the Lenders from time to time parties thereto, Royal Bank of Canada as Administrative Agent and U.S. Bank Trust Company, National Association, as Collateral Custodian.

10.2	Securities Account Control Agreement, dated as of October 14, 2022, among ORCIC JV WH II LLC, as Pledgor, U.S. Bank Trust Company, National Association, as Secured Party, and U.S. Bank, National Association, as Securities Intermediary.

10.3	Collateral Administration Agreement, dated as of October 14, 2022, by and among ORCIC JV WH II LLC, as Borrower, ORCIC BC 9 LLC, as Collateral Manager, and U.S. Bank Trust Company, National Association, as Collateral Administrator.

10.4	Master Sale and Participation Agreement, dated as of October 14, 2022, by and between Owl Rock Core Income Corp. and ORCIC JV WH II LLC.

10.5	Equity Purchase Agreement, dated as of October 14, 2022, by and among ORCIC JV WH II, as Borrower, and ORCIC BC 9 LLC, as Purchaser.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OWL ROCK CORE INCOME CORP.

Dated: October 18, 2022	By:	/s/ Bryan Cole
Name: Bryan Cole Title: Chief Operating Officer and Chief Financial Officer